Exhibit 10.10

AMENDED AND RESTATED PROMISSORY NOTE

$514,371.67	January 16, 2006

FOR VALUE RECEIVED, the undersigned, ENTRX CORPORATION, a Delaware corporation (the "Maker"), hereby promises to pay to the order of Pandora Select Partners L.P., a British Virgin Islands limited partnership, or its assigns (the "Payee"), at such place as the Payee may designate in writing, the principal sum of Five Hundred Fourteen Thousand Three Hundred Seventy One and 67/100 Dollars ($514,371.67), under the terms set forth herein.

1. Interest. The unpaid principal balance hereof from time to time outstanding shall bear interest from the date hereof at the rate of ten percent (10%) per annum.

2. Payment. The principal and interest hereof is payable commencing on February 15, 2006, and on the 15th day of each of the following 11 months, ending with the payment due on January 15, 2007, Maker shall pay amortized principal and interest on this Note of $45,221.45 (the "Monthly Scheduled Payment").

3. Security. The full and timely payment of this Note shall be secured by a Pledge Agreement dated December 3, 2003 (the "Pledge Agreement"), which was executed in connection with a Convertible Promissory Note dated December 3, 2003 (the “Convertible Note”), with respect to which this Note is a replacement, which Pledge Agreement remains in full force and effect as to this Note.

4. Optional Prepayments. The Maker may prepay this Note, in whole or in part, and in cash, without penalty by Maker upon fifteen days written notice to Payee. Prepayments shall be applied first to accrued but unpaid interest and then to principal.

5. Default. The occurrence of any one or more of the following events shall constitute an event of default, upon which Payee may declare the entire principal amount of this Note, together with all accrued but unpaid interest, to be immediately due and payable in cash:

(a)  The Maker shall fail to make any required payment of principal or interest when due, and such failure shall continue for 10 days after the due date thereof.

(b)  The Maker shall be in default of any term or provision of the Pledge Agreement.

(c) Wayne W. Mills shall be in default of any term or provision of the Guaranty Agreement, which was executed for the benefit of the Payee in connection with the Convertible Note, with respect to which this Note is a replacement.

(d) The Maker shall become insolvent or any bankruptcy, reorganization, debt arrangement or other proceeding under any bankruptcy or insolvency law shall be instituted by or against the Maker.

Without limiting the above, the Maker acknowledges that payments on the scheduled due dates in Section 2 are of the essence and that any failure to timely pay any installment of principal or interest (within any permitted grace period above) permits Payee to declare this Note immediately due in cash in its entirety without any prior notice of any kind to Maker.

6. Assignability, Etc. This Note is registered as to principal and interest. The assignment of this Note, or the transfer of the right to receive principal and interest hereunder, may be effected by the named Payee hereunder only by surrendering this instrument to the Maker in exchange for a new or reissued instrument. Upon such surrender, duly endorsed or with a duly executed instrument of assignment, the Maker will promptly reissue this instrument or issue one or more instruments of like tenor, to the assignee(s). As a condition to such reissuance, the Maker may require documentation mandated by applicable tax or other laws, and reasonable assurance of due authorization and authenticity of any endorsement or instrument of assignment submitted to it.

7. Applicable Law. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THE NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF.

8. Waivers. The Maker hereby waives presentment for payment, notice of dishonor, protest and notice of payment and all other notices of any kind in connection with the enforcement of this Note.

9. No Setoffs. The Maker shall pay principal and interest under the Note without any deduction for any setoff or counterclaim.

10. Costs of Collection. If this Note is not paid when due, the Maker shall pay Payee's reasonable costs of collection, including reasonable attorney's fees.

ENTRX CORPORATION

By
Peter L. Hauser, Chief Executive Officer